SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2014 (September 16, 2014)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On September 16, 2014, Steel Dynamics, Inc. (the “Company”) completed the acquisition of Severstal Columbus, LLC (“Columbus”), announced on July 21, 2014 (the “Acquisition”), which is a mini-mill located in Columbus, Mississippi.  The Acquisition was completed pursuant to a Membership Interest Purchase Agreement, dated as of July 18, 2014, by and among Severstal Columbus Holdings, LLC (“Holdings”), Columbus and the Company, whereby the Company acquired all of Holdings’ membership interests in Columbus for a purchase price of $1.625 billion in cash, with customary transaction purchase price adjustments, and which was funded with approximately $350 million of available cash, new senior unsecured notes in the amount of $1.2 billion, and borrowings on the Company’s revolving credit facility..

Item 8.01.	Other Events.

On September 16, 2014, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Completes Acquisition of Severstal Columbus.”  The full text of the press release is furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit Number	Description

	99.1	Steel Dynamics, Inc. press release, dated September 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: September 19, 2014	By:	Theresa E. Wagler
	Title:	Executive Vice President and
Chief Financial Officer